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                                                                   EXHIBIT 10.21

                              EMPLOYMENT AGREEMENT


        This Employment Agreement (the "Agreement") is made and entered into as of May 11, 1999 (the "Effective Date"), by and between Networks Associates, Inc., a Delaware corporation (the "Company") and Peter Watkins ("Executive").

                                    RECITALS

        WHEREAS, McAfee Associates, Inc. and Executive previously entered into a Change of Control Agreement (the "Previous Change of Control Agreement"); and

        WHEREAS, McAfee Associates, Inc. merged to form the Company; and

        WHEREAS, the parties desire to amend the Previous Change of Control Agreement in its entirety; and

        WHEREAS, the Company recognizes that the possibility of a change of control or other event may occur which may change the nature and structure of the Company and that uncertainty regarding the consequences of such events may adversely affect the Company's ability to retain its key employees. The Company also recognizes that the Executive possesses an intimate and essential knowledge of the Company upon which the Company may need to draw for objective advice and continued services in connection with any acquisition of the Company or other change of control that is potentially advantageous to the Company's stockholders. The Company believes that the existence of this Agreement will serve as an incentive to Executive to remain in the employ of the Company and will enhance its ability to call on and rely upon the Executive in connection with a change of control. On February 22, 1998, the Board of Directors of the Company met and approved the implementation of the Change of Control Agreement for its key employees; and

        WHEREAS, the Company and the Executive desire to enter into this Agreement in order to provide additional compensation and benefits to the Executive and to encourage Executive to continue to devote his full attention and dedication to the Company and to continue his employment with the Company.

        NOW, THEREFORE, for Ten Dollars ($10.00) and other good and valuable consideration, the parties agree as follows:

        1. Definitions. As used in this Agreement, unless the context requires a different meaning, the following terms shall have the meanings set forth herein:

               (a) "Cause" means:

                      (i) theft, a material act of dishonesty, fraud, the intentional falsification of any employment or Company records or the commission of any criminal act which impairs Executive's ability to perform his duties under this Agreement;


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                      (ii) improper disclosure of the Company's confidential,
business or proprietary information by Executive in violation of the Employee Inventions and Proprietary Rights Assignment Agreement;

                      (iii) any action by the Executive which the Company's Board of Directors (the "Board") reasonably believes has had or will have a material detrimental effect on the Company's reputation or business;

               (b) "Change of Control" means:

                      (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of (A) the outstanding shares of common stock of the Company or (B) the combined voting power of the Company's then-outstanding securities;

                      (ii) the Company is party to a merger or consolidation which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%)of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation;

                      (iii) the sale or disposition of all or substantially all of the Company's assets (or any transaction having similar effect is consummated); or

                      (iv) the dissolution or liquidation of the Company.

Notwithstanding any other provision herein to the contrary, for purposes of this Agreement no Change of Control shall be deemed to have occurred as a result of any ownership change which may occur as a result of an underwritten public offering or private placement of the Company's stock.

               (c) "Good Reason" means the occurrence of any of the following conditions, without Executive's written consent, which condition(s) remain(s) in effect twenty (20) days after written notice to the Board from Executive of such condition(s):

                      (i) a five percent (5%) decrease in Executive's base salary and/or a ten percent (10%) decrease in Executive's bonus compensation or employee benefits following a Change of Control;

                      (ii) a demotion, a material reduction in Executive's position, responsibilities or duties, or a material, adverse change in Executive's substantive functional responsibilities or duties, as measured against Executive's position, responsibilities or duties immediately prior to such change causing it to be of materially less stature or responsibility;
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                      (iii) in the event of the relocation of Executive's work
place for the Company to a location more than fifty (50) miles from the Executive's principal place of employment immediately prior to the Change of Control;

                      (iv) any material breach of this Agreement by the Company; or

                      (v) any failure or refusal of a successor company to assume the Company's obligations under this Agreement as required by Section 14.

               (d) "Permanent Disability" means that:

                      (i) the Executive has been incapacitated by bodily injury or disease so as to be prevented thereby from engaging in the performance of the Executive's duties;

                      (ii) such total incapacity shall have continued for a period of six consecutive months; and

                      (iii) such incapacity will, in the opinion of a qualified physician, be permanent and continuous during the remainder of the Executive's life with or without reasonable accommodation.

               (e) "Termination Upon a Change of Control" means:

                      (i) any termination of the employment of the Executive by the Company without Cause within twenty-four (24) months after the date of the closing of the Change of Control; or

                      (ii) any resignation by the Executive for Good Reason within twelve (12) months after the occurrence of any Change of Control.

        "Termination Upon Change of Control" shall not include any termination of the employment of the Executive (a) by the Company for Cause; (b) by the Company as a result of the Permanent Disability of the Executive; (c) as a result of the death of the Executive; or (d) as a result of the voluntary termination of employment by the Executive for reasons other than Good Reason within twenty-four (24) months after the occurrence of any Change of Control.

               (f) "Total Annual Earnings" means the sum of the Executive's annual salary and targeted annual bonus.

        2. Position and Duties. Executive shall continue to be an at-will Executive of the Company employed in his current position at his then current salary rate. Executive shall also be entitled to continue to participate in and to receive benefits on the same basis as other executive or senior staff members under any of the Company's employee benefit plans as in effect from time to time. In addition, Executive shall be entitled to the benefits afforded to other employees similarly situated under the Company's vacation, holiday and business expense reimbursement policies. Executive agrees to devote his full business time, energy and skill to his duties at the Company. These duties shall include, but not be limited to, any duties consistent with his position which may be assigned to Executive from time to time.
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        3. Benefits Upon Executive's Voluntary Termination, Permanent Disability
or Death. In the event that Executive voluntarily terminates his employment relationship with the Company at any time and such termination is not for nor deemed for Good Reason, or in the event that Executive's employment terminates as a result of death or Permanent Disability, Executive shall be entitled to no compensation or benefits from the Company other than those earned under Section
2 above through the date of his termination of employment.

        4. Benefits Upon Change of Control. In the event that if an acquiring or successor company does not assume all stock options granted by the Company to the Executive prior to the Change of Control, then the vesting of such stock options shall immediately accelerate and such options shall become fully vested and immediately exercisable in full.

        5. Termination Upon Change of Control. In the event of the Executive's Termination Upon Change of Control, Executive shall be entitled to the following separation benefits:

                      (i) all salary, accrued but unused vacation earned through the date of Executive's termination and Executive's target bonus for the year in which termination occurs, pro rated through the date of Executive's termination;

                      (ii) twelve (12) months of Executive's Total Annual Earnings as in effect as of the date of such termination, less applicable withholding, paid in accordance with the Company's then normal payroll procedures;

                      (iii) all stock options granted by the Company to the Executive prior to the Change of Control shall become fully vested and immediately exercisable in full to the extent such stock options remain outstanding and unexercised at the time of such Termination Upon Change of Control;

                      (iv) within reasonable time following submission of proper expense reports by the Executive, the Company shall reimburse the Executive for all expenses reasonably and necessarily incurred by the Executive in connection with the business of the Company prior to his termination of employment;

                      (v) continued provision of the Company's standard employee group health insurance coverages for twelve (12) months following termination. If such coverage included the Executive's dependents immediately prior to the date of termination, such dependents shall also be covered at Company expense. For purposes of title X of the Consolidated Budget Reconciliation Act of 1985, the date of the "qualifying event" for Executive and his dependents shall be the date upon which the Company-paid coverage terminates. Notwithstanding the above, in the event Executive becomes covered under another employer's group health plan during the period provided for herein, the Company shall cease provision of continued group health insurance for Executive; and

                      (vi) Executive shall receive the benefits, if any, under the Company's 401(k) Plan and other Company benefit plans to which he may be entitled pursuant to the terms of such plans.

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        6. Conflict of Interest.

               (a) In the event that Executive accepts employment with, or provides any services to (whether as a partner, consultant, joint venturer or otherwise), any person or entity which offers products or services that are competitive with any products or services offered by the Company or with any products or services that Executive is aware the Company intends to offer, Executive shall be deemed to have voluntarily terminated employment with the Company not for Good Reason, such termination effective immediately upon such acceptance of employment or provision of services. Upon such voluntary termination, Executive shall not be entitled to any further payments or benefits as provided under Section 5.

               (b) In the event that Executive accepts employment with, or provides any services to (whether as a partner, consultant, joint venturer or otherwise), any person or entity while Executive continues to receive any separation benefits pursuant to Section 5, Executive shall immediately notify the Company of such acceptance and provide to the Company information with respect to such person or entity as the Company may reasonably request in order to determine if that person's or entity's products or services are competitive with the Company's.

               (c) Executive agrees that for a period of two (2) year following termination of his employment with the Company, he will not, directly or indirectly, solicit the services of or in any manner persuade employees or customers of the Company to discontinue that person's or entity's relationship with or to the Company as an employee or customer, as the case may be.

        7. Payment of Taxes. All payments made to Executive under this Agreement shall be subject to all applicable federal state local and foreign (if applicable) income, employment and payroll taxes.

        8. Exclusive Remedy. Under any claim for breach of this Agreement or wrongful termination, the payments and benefits provided for in Section 5 shall constitute the Executive's sole and exclusive remedy for any alleged injury or other damages arising out of the cessation of the employment relationship between the Executive and the Company in the event of Executive's termination. Except as expressly set forth herein, the Executive shall be entitled to no other compensation, benefits, or other payments from the Company as a result of any termination of employment with respect to which the payments and/or benefits described in Section 5 have been provided to the Executive.

        9. Proprietary and Confidential Information. The Executive agrees to continue to abide by the terms and conditions of the Company's confidentiality and/or proprietary rights agreement between the Executive and the Company.

        10. Arbitration. Pursuant to the Federal Arbitration Act, any claim, dispute or controversy arising out of this Agreement, the interpretation, validity or enforceability of this Agreement or the alleged breach thereof shall be submitted by the parties to binding arbitration in Santa Clara County, California or elsewhere by mutual agreement. The selection of the arbitrator and procedure shall be governed by the Employment Arbitration Rules of the American Arbitration Association. The arbitrator shall be someone with an employment law

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background and from the AAA Commercial Arbitration Panel, or if both parties agree, the Judicial Arbiters Group. Notwithstanding the above, this arbitration provision shall not preclude the Company from seeking injunctive relief from any court having jurisdiction with respect to any disputes or claims relating to or arising out of the misuse or misappropriation of the Company's trade secrets or confidential and proprietary information or the breach of any provisions by Executive of the Company's confidentiality and/or proprietary rights agreement between the Executive and Company. All costs and expenses of arbitration or litigation, including but not limited to attorneys fees and other costs reasonably incurred by the Executive, shall be paid by the Company. Judgment may be entered on the award of the arbitration in any court having jurisdiction.

        11. Limitation of Payments and Benefits. If, due to the benefits provided under this Agreement, Executive is subject to any excise tax due to characterization of any amounts payable hereunder as excess parachute payments pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company agrees to reimburse the Executive for the amount of such excise tax; provided, however, that, no reimbursement shall be made for any excise tax payable with respect to the reimbursement made pursuant to this
Section 11. The excise tax reimbursement made pursuant to this Section 11 shall be subject to all applicable withholding. The foregoing shall be conditioned upon the Executive cooperating with the Company in such manner as may be reasonably requested (other than reducing amounts payable hereunder) so as to minimize the amount of such excise tax.

Unless the Company and Executive otherwise agree in writing, any determination required under this Section 11 shall be made in writing by independent public accountants agreed to by the Company and the Executive (the "Accountants"), whose determination shall be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 11, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 11. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 11.

        12. Interpretation. Executive and the Company agree that this Agreement shall be interpreted in accordance with and governed by the laws of the State of California, without regard to such state's conflict of laws rules.

        13. Conflict in Benefits. This Agreement shall supersede all prior arrangements, whether written or oral, and understandings regarding the subject matter of this Agreement and shall be the exclusive agreement for the determination of any payments and accelerated option vesting due upon Executive's termination of employment or a Change of Control; provided, however, that this Agreement is not intended to and shall not affect, limit or terminate
(i) any plans, programs, or arrangements of the Company that are regularly made available to similarly-situated employees of the Company, (ii) any agreement or arrangement with the Executive that has been reduced to writing and which does not relate to the subject matter hereof, (iii) any


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indemnification rights described below, or (iv) any agreements or arrangements hereafter entered into by the parties in writing, except as otherwise expressly provided herein.

        14. Release of Claims. No severance benefits shall be paid to Executive under this Agreement unless and until the Executive shall, in consideration of the payment of such severance benefit, execute a release of claims in a form satisfactory to the Company; provided, however, that such release shall not apply to any right of Executive to be indemnified by the Company.

        15. Successors and Assigns.

               (a) Successors of the Company. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, expressly, absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession transaction shall be a breach of this Agreement and shall entitle the Executive to terminate his employment with the Company within three months thereafter and to receive the benefits provided under Section 5 of this Agreement in the event of Termination Upon Change of Control. As used in this Agreement, "Company" shall mean the Company as defined above and any successor or assign to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 14 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

               (b) Heirs of Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees.

        16. Notices. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

              if to the Company:       Networks Associates, Inc.
                                       3965 Freedom Circle
                                       Santa Clara, CA  95054
                                       Attn:  Vice President and General Counsel


and if to the Executive at the address specified at the end of this Agreement. Notice may also be given at such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

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        17. No Representations. Executive acknowledges that he/she is not relying and has not relied on any promise, representation or statement made by or on behalf of the Company which is not set forth in this Agreement.

        18. Validity. If any one or more of the provisions (or any part thereof) of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions (or any part thereof) shall not in any way be affected or impaired thereby.

        19. Modification. This Agreement may only be modified or amended by a supplemental written agreement signed by Executive and the Company.

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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year written below.

NETWORKS ASSOCIATES, INC.

Date: May 11, 1999                           By: /s/ WILLIAM L. LARSON
     -------------------                        --------------------------------

                                             Title: CHAIRMAN AND CEO -- NAI
                                                   -----------------------------


PETER WATKINS

Date: May 11, 1999                           /s/ PETER WATKINS
     -------------------                     -----------------------------------
                                             Executive's Signature
Address for Notice:

3965 FREEDOM CIRCLE
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SANTA CLARA
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CA 95054
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